EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

EXECUTIVE OFFICER TRANSITION PLANS

Bloomington, IL, April 3, 2023 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), today announced that Fred L. Drake, Chairman and CEO of the Company and Chairman of Heartland Bank, will transition to the newly created role of Executive Chairman of the Company and Heartland Bank effective May 24, 2023. At that time, J. Lance Carter, President and Chief Operating Officer of the Company and Heartland Bank, will assume the role of President and CEO of the Company and Heartland Bank.

Fred Drake stated, “I am very pleased to have Lance Carter assume responsibility as CEO of HBT Financial and Heartland Bank. In recent years, Lance has demonstrated the capability to lead HBT into the future.  Over his 22-year career with us, he has gained experience with overall bank management, including credit administration, mergers/acquisitions, and overseeing a public company. Just as important, he has the trust and respect of our board, executive team, and the bank officers and staff.”

“I’m honored by the confidence placed in me by Fred and our Board,” said Carter. “Since 2001, I’ve had the privilege to work closely with Fred and Pat Busch, Vice-Chairman of Heartland Bank, which I believe has prepared me well for this new role. I am excited to continue building on the banking foundation that Fred and his family began over 100 years ago. Heartland is a company I have always been proud to be a part of.”

“On behalf of the Board, I want to thank Fred for his vision and leadership as CEO and congratulate Lance on this new leadership role. The Board looks forward to Fred’s continued guidance as Executive Chairman on strategic endeavors for profitable growth and strong bank performance,” shared Eric Burwell, Principal of Burwell Management Company, and board member of the Company and Heartland Bank since 2005.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Illinois and Eastern Iowa through 66 full-service branches. As of December 31, 2022, HBT had total assets of $4.3 billion, total loans of $2.6 billion, and total deposits of $3.6 billion.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HBT Financial, Inc.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) the ultimate timing, outcome and results of integrating the operations of Town and Country Financial Corporation (“Town and Country”) into those of HBT; (xiv) the effects of the Town and Country merger on HBT’s future financial condition, results of operations, strategy and plans; and (xv) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Peter Chapman

HBTIR@hbtbank.com

888-897-2276